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                                                                     Exhibit 2.2


                                CLOSING AGREEMENT
                                -----------------


         This Closing Agreement ("Agreement"), dated as of June 19, 1997, is by and among DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation ("Dairy Mart"), DAIRY MART, INC., a Massachusetts corporation ("DM-MA"), DAIRY MART EAST, INC., a Rhode Island corporation ("DM-RI"), CIA FOODMARTS, INC., a New York corporation ("CIA-NY"), CONVENIENT GASOLINE, INC., a New York corporation ("CGI"), REMOTE SERVICES, INC., a Kentucky corporation ("RSI"), and CONVENIENT INDUSTRIES OF AMERICA, INC., a Kentucky corporation ("CIA-KY"), all with a principal place of business at 210 Broadway East, Cuyahoga Falls, Ohio 44222 (Dairy Mart, DM-MA, DM-RI, CIA-NY, CGI, RSI and CIA-KY are hereinafter individually and collectively sometimes referred to as "Seller"), FINANCIAL OPPORTUNITIES, INC., a Kentucky corporation also with a principal place of business at 210 Broadway East, Cuyahoga Falls, Ohio 44222 ("FIN-OP"), and DB COMPANIES, INC., a Rhode Island corporation with a principal place of business at 25 Concord Street, Pawtucket, Rhode Island 02860 (hereinafter referred to as "Buyer").

                              W I T N E S S E T H:
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         WHEREAS, Seller, FIN-OP and Buyer entered into an Asset Purchase
Agreement dated as of March 6, 1997, as amended by a First Amendment to Asset Purchase Agreement dated as of May 15, 1997, a Second Amendment to Asset Purchase Agreement dated as of May 23, 1997, and a Third Amendment to Asset Purchase Agreement dated as of May 28, 1997, and a Fourth Amendment to Asset Purchase Agreement dated as of June 19, 1997 (as amended, the "Purchase Agreement"), with respect to the sale and purchase of certain convenience stores operated or franchised under the "Dairy Mart" name as more particularly described therein. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them respectively in the Agreement; and

         WHEREAS, the parties are closing the transactions contemplated by the Purchase Agreement and desire to amend certain of its terms and to clarify certain of its provisions,

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and, upon the terms and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

1. DELETION OF LOCATIONS. Seller and Buyer agree that the following Locations have been deleted from the purchase and sale pursuant to the Purchase Agreement: Location #1605 (Prospect, Connecticut), Location #1609 (Milford, Connecticut), Location #1616 (Ansonia, Connecticut), Location #3832 (West Warwick, Rhode Island) and Location #6649 (Tappan, New York). The parties agree that the value of such







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         Locations and the adjustment of the Purchase Price in respect thereof pursuant to Section 7.5 of the Agreement are as follows: Location #1605--$46,079; Location # 1609--$0; Location #1616--$50,304; Location
         #3832--$0; and Location #6649-- $181,908.

2. CONDITION OF ASSETS. The parties agree to be responsible for the amounts and matters identified as their responsibility in ATTACHMENT A hereto with respect to the repair of the Assets being transferred pursuant to the Agreement, Buyer being identified on ATTACHMENT A as "DB" and Seller being identified on ATTACHMENT A as "Dairy Mart" or "DM". Seller shall complete all matters for which Seller is identified as being responsible on ATTACHMENT A as soon as practicable and in accordance with applicable law. The obligations of Sellers pursuant to this paragraph 2 are in full satisfaction of the matters set forth in Section 7.14 of the Agreement.

3.       SPECIAL SITUATION LOCATIONS.

         a. The parties are aware that the Franchisee of Location #6680 (Port Jervis, New York) has claimed that a Release at the Location has been caused by tank testing carried out in an allegedly negligent fashion by Tanknology Inc. Seller hereby agrees to indemnify and hold harmless Buyer and its officers, directors, shareholders, employees, consultants, agents and representatives wholly harmless from, against and in respect of any and all liability, loss, cost and expense whatsoever (including reasonable fees of legal counsel) that may be incurred by Buyer or any such person as a result of the matter referred to in the preceding sentence. Buyer acknowledges that Seller retains its rights against the Franchisee, Tanknology Inc. and any other third party in respect of such matter. Buyer also acknowledges that Seller shall not be required to take Corrective Action at such Location until a reasonable period of time has elapsed following Seller's discussions with and actions against the Franchisee and Tanknology Inc. regarding their responsibility, if any, for such matter; provided, however, that Seller shall take Corrective Action upon the imposition of any lien that materially affects the Buyer's interest in the Purchased Lease.

         b. With respect to Locations #2210 (South Amherst, Massachusetts) and #2315 (Weymouth Landing, Massachusetts), Seller hereby agrees to indemnify and hold harmless Buyer and its officers, directors, shareholders, employees, consultants, agents and representatives wholly harmless from, against and in respect of any and all liability, loss, cost and expense whatsoever (including reasonable fees of legal counsel) that may be incurred by Buyer or any such person as a result of either or both owner's claims that there is no valid and existing lease with Seller with respect to such Locations, including without limitation, the pending action commenced by Janet Sheppard, Trustee of the






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                  Chauncy T. Simmons Trust vs. Phillips Petroleum Company.
                  Seller understands that following the Closing, Buyer intends to attempt to exercise the purchase option with respect to Location #2210 and Buyer shall indemnify and hold harmless Seller and its officers, directors, shareholders, employees, consultants, agents and representatives wholly harmless from, against and in respect of any and all liability, loss, cost and expense whatsoever (including reasonable fees of legal counsel) that may be incurred by Seller or any such person as a result of such attempted exercise of such purchase option.

         c. With respect to Location #6605 (Hopewell Junction, New York), Seller hereby agrees to indemnify and hold harmless Buyer and its officers, directors, shareholders, employees, consultants, agents and representatives wholly harmless from, against and in respect of any and all liability, loss, cost and expense whatsoever (including reasonable fees of legal counsel) that may be incurred by Buyer or any such person as a result of the owner's claim regarding Seller's alleged breach of the lease covering such Location.

         d. With respect to Location #6688 (Armonk, New York), Seller shall be responsible for all expense and costs associated with repairs that pursuant to the applicable lease are required to be made at Seller's expense as of the Closing, and Seller hereby agrees to indemnify and hold harmless Buyer and its officers, directors, shareholders, employees, consultants, agents and representatives wholly harmless from, against and in respect of any and all liability, loss, cost and expense whatsoever (including reasonable fees of legal counsel) that may be incurred by Buyer or such person as a result of the making of such repairs and any failure of Seller to complete the same as required by the lease.

         e. Seller agrees that if Buyer is dispossessed from any of the Locations described in clauses (a) through (d) of this paragraph 3 by reason of the matters described in such clauses
                  (a) through (d), then Seller shall repurchase such Location and all related equipment, Inventory, licenses and permits from Buyer as hereinafter provided. The repurchase price for such Location, equipment, licenses and permits shall equal the amount that would have been deducted from the Purchase Price in accordance with Section 7.5 of the Purchase Agreement had such Locations been deleted prior to the Closing and the repurchase price for the Inventory at such Location shall be determined in accordance with the valuation procedure set forth on Exhibit 2.2 to the Purchase Agreement. The repurchase price shall be paid within ten (10) days of the date as of which Buyer is dispossessed of such Location, and Buyer shall, except to the extent that the Purchased Lease for the respective Location is terminated, modified or otherwise affected by reason of the matters described in clauses (a) through (d) affecting Buyer's right to possession, reconvey to Seller with appropriate






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                  instruments of conveyance and assignment of interest conveyed to Buyer in such Location, equipment, Inventory, licenses and permits.

         (f) Seller acknowledges and agrees that the indemnification set forth above is separate from the indemnities set forth in
                  Article IX of the Purchase Agreement, that the limitation on indemnification claims set forth in Section 9.3 of the Purchase Agreement shall not apply to the indemnification set forth herein, but the procedures set forth in Section 9.5 shall apply.

4. TITLE ISSUES. Seller acknowledges that Buyer has accepted and purchased certain Purchased Leases for which Seller has responsibility to Buyer under Section 7.18 of the Purchase Agreement. Seller and Buyer agree to exercise reasonable efforts to obtain any notices or memoranda of lease and consents to assignment of Seller's leasehold interests to Buyer that may be required by any title insurance company in order to vest record and insurable title in Buyer to any of such Purchased Leases.

5. CLOSING DATE. The documents evidencing the Closing of the transactions contemplated by the Purchase Agreement are generally dated as of June 19, 1997 and it is anticipated that the payment of the Purchase Price will occur on June 20, 1997. The parties hereby agree, however, that the Closing shall be deemed to have occurred, and the Cut-over Time for purposes of EXHIBIT 2.2 to the Purchase Agreement shall be deemed to be, as of 12:01 a.m. on June 22, 1997. As part of the determination of the aggregate value of the Inventory, the parties shall reconcile sales, deposits, credit card transactions and other cash items at the Locations based upon whether they relate to sales occurring before or after the Closing Date and to whose credit they were made and make appropriate adjustments therefore and pay for the same at the time and in the same manner as the determination of Inventory.

6. INDEMNIFICATION FOR CERTAIN ISSUES. Sellers shall indemnify and hold harmless Buyer and its officers, directors, shareholders, employees, consultants, agents and representatives wholly harmless from, against and in respect of any and all liability, loss, cost and expense whatsoever (including reasonable fees of legal counsel) that may be incurred by Buyer or any such person as a result of any one or more of the following:

         (a) Any tax liability of any kind or nature of DM-RI to the State of Rhode Island, including without limitation, any liability arising out of the failure of DM-RI to notify the Tax Administrator and Department of Employment Security of the State of Rhode Island of the sale of a major part in value of DM-RI's assets in Rhode Island, except to the extent that the liability for any such tax is imposed on Buyer by the Purchase Agreement;







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         (b)      Any tax liability of any kind or nature of Conna Corporation, a Kentucky corporation, to the State of New York, including without limitation, any liability arising out of the failure of Conna Corporation to be qualified as a foreign corporation in the State of New York; or the failure of Conna Corporation to be duly organized to have appropriate authority to transfer to any Seller any interest in any of the Assets conveyed to Buyer pursuant to the Purchase Agreement.

         (c) Any tax liability of any kind or nature of CIA-NY and CGI to the State of New York, including without limitation, any liability that may be asserted against Buyer as a result of Buyer's filing the New York Notification of Sale, Transfer or Assignment in Bulk, with respect to the conveyance of Assets in New York, except to the extent that the liability for any such tax is imposed on Buyer by the Purchase Agreement;

         (d) Any tax liability of any kind or nature of DM-MA and DM-RI to the Commonwealth of Massachusetts, including without limitation, any liability that may be asserted against Buyer to the extent that any waiver of lien fails to include all of the Locations being conveyed by DM-MA and DM-RI, except to the extent that the liability for any such tax is imposed on Buyer by the Purchase Agreement;

         (e) Any tax liability of any kind or nature of DM-MA and RSI to the State of Connecticut, including without limitation, any liability that may be asserted against Buyer arising out of the failure of DM-MA and RSI to provide sales tax liability certificates, except to the extent that the liability for any such tax is imposed on Buyer by the Purchase Agreement;

         (f) Seller acknowledges and agrees that the indemnification set forth above is separate from the indemnities set forth in
                  Article IX of the Purchase Agreement, that the limitation on indemnification claims set forth in Section 9.3 of the Purchase Agreement shall not apply to the indemnification set forth herein, but the procedures set forth in Section 9.5 shall apply.



   [Balance of page left blank intentionally; signatures on succeeding pages.]






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                  IN WITNESS WHEREOF, the parties hereto have executed this
Amendment as of the date first above written.

WITNESS                                  DAIRY MART CONVENIENCE
                                         STORES, INC., Seller


_________________________                By:
                                            ------------------------------

                                            Its

                                         DAIRY MART, INC., Seller


_________________________                By:
                                            ------------------------------
                                            Its

                                         DAIRY MART EAST, INC., Seller


_________________________                By:
                                            ------------------------------
                                            Its


                                         CIA FOOD MARTS, INC., Seller


_________________________                By:
                                            ------------------------------
                                            Its

                                         CONVENIENT GASOLINE, INC., Seller


_________________________                By:
                                            ------------------------------

                                            Its

                                         REMOTE SERVICES, INC., Seller


_________________________                By:
                                            ------------------------------
                                            Its







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                                         CONVENIENT INDUSTRIES OF
                                         AMERICA, INC., Seller


_________________________                By:
                                            ------------------------------
                                            Its

                                         FINANCIAL OPPORTUNITIES, INC.


_________________________                By:
                                            ------------------------------
                                            Its

                                         DB COMPANIES, INC., Buyer


_________________________                By:
                                            ------------------------------
                                            Its






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